THE BOMBAY COMPANY, INC. AND SUBSIDIARIES

                    Exhibit 22 - Subsidiaries of Registrant



                           NAME The Bombay Furniture Company of Canada Inc.
  JURISDICTION OF INCORPORATION Province of Ontario, Canada
              DOING BUSINESS AS The Bombay Company

                           NAME BBA Holdings, Inc.
  JURISDICTION OF INCORPORATION Delaware
              DOING BUSINESS AS BBA Holdings, Inc.

                           NAME The Bombay Furniture Company, Inc.
  JURISDICTION OF INCORPORATION Delaware
              DOING BUSINESS AS The Bombay Furniture Company, Inc.

                           NAME BMAJ, Inc.
  JURISDICTION OF INCORPORATION Delaware
              DOING BUSINESS AS BMAJ, Inc.

                           NAME The Bombay Company de Mexico, S.A. de C.V.
  JURISDICTION OF INCORPORATION Mexico, D.F.
              DOING BUSINESS AS The Bombay Company de Mexico, S.A. de C.V.

                           NAME Bombay International Inc.
  JURISDICTION OF INCORPORATION Delaware
              DOING BUSINESS AS Bombay International Inc.

                           NAME Bailey Street Trading Company
  JURISDICTION OF INCORPORATION Delaware
              DOING BUSINESS AS Bailey Street Trading Company